Exhibit (p)(ii)(1) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K



                                   Schedule 1
                          to Limited Power of Attorney
                           dated as of March 31, 1999
                             by Federated Core Trust
                            (the Trust "), acting on
                     behalf of each of the series portfolios
                          listed below, and appointing
                     Federated Investment Management Company
                           the attorney-in-fact of the
                                      Trust


                            List of Series Portfolios

                        Federated Mortgage Core Portfolio
                            High Yield Bond Portfolio